Exhibit 32

STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Stratford American Corporation and Subsidiaries (“the Company”) on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mel L. Shultz, President and Director of the Company, David H. Eaton, Chief Executive Officer and Chairman of the Board of the Company, and Daniel E. Matthews, Controller, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mel L. Shultz

Mel L. Shultz, President and Director May 15, 2006

/s/ David H. Eaton

David H. Eaton, Chief Executive Officer and Chairman of the Board May 15, 2006

/s/ Daniel E. Matthews

Daniel E. Matthews, Controller, Secretary and Treasurer May 15, 2006